UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 17, 2005

PRECISION OPTICS CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

22 East Broadway, Gardner, Massachusetts 01440
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 630-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2005 Precision Optics Corporation, Inc., or the Company, received a letter from the Nasdaq Stock Market regarding non-compliance with the Nasdaq Capital Market continued listing requirements. This letter notified the Company that based on the Company’s stockholders’ equity of $2,289,724, as provided in the Company’s Form 10-QSB for the period ended September 30, 2005, as well as the Company’s market value of listed securities of $3,504,106 (as of October 31, 2005) and the Company’s reported net losses from continuing operations for the years ended June 30, 2005, 2004 and 2003, the Company is no longer in compliance with Nasdaq Marketplace Rule 4310(c)(2)(B). This rule requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed year or two of the three most recently completed fiscal years. The letter stated that Nasdaq staff members are reviewing the Company’s eligibility for continued listing on The Nasdaq Capital Market, and has asked the Company to submit a specific plan to achieve and sustain compliance with all The Nasdaq Capital Market listing requirements by December 5, 2005.

The Company plans to submit a compliance plan to Nasdaq on or before December 5, 2005 but cannot predict whether Nasdaq will determine its plan to achieve and sustain compliance to be adequate. If, after the conclusion of the review process, Nasdaq staff determines that the Company’s plan does not adequately address the issues noted, the Company would receive notification that its securities would be delisted. If Nasdaq staff believes the Company’s plan is adequate to regain compliance with all Nasdaq listing requirements, then Nasdaq would grant the Company up to 105 days in which to achieve compliance.

On November 23, 2005, the Company issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that it had received the Notice from Nasdaq.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit Number	Title
	99.1	Press Release issued by Precision Optics Corporation, Inc. on November 23, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Date: November 23, 2005	By:	/s/ Richard E. Forkey
Name: Richard E. Forkey
Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Precision Optics Corporation, Inc. on November 23, 2005.